                                                                Exhibit 5.1


TMCA+                                          151 Yonge Street, Suite 1500
TORKIN MANES COHEN & ARBUS                     Toronto, Ontario M5C ZW7
--------------------------                     Tel: 416-863-1188
BARRISTERS & SOLICITORS                        Fax: 416-863-0305

                                               Our File No: 7461-03

                                               Associated worldwide with
                                               ACL International
                                               Larry A. Torkin-Retired from
                                               Firm

June 10, 1998

Rosedale Decorative Products Ltd.
731 Millway Avenue
Concord, Ontario
L4K 3S8

Dear Sirs:

Re: Registration Statement on form SB-2/Registration No. 333-44747

We act as corporate counsel to Rosedale Decorative Products Ltd. (the "Company") which is organized pursuant to the laws of the Province of Ontario and which has retained legal counsel in the United States of America in connection with the registration of certain securities of the Company pursuant to the Securities Act of 1933, as amended (the "Securities Act"). In that regard, the above captioned registration statement on Form SB-2 (the "Registration Statement") is being filed under the Securities Act by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering the proposed public offering of:

   a. 1,150,000 common shares in the capital of the Company with no par value (the "Common Stock") being offered for sale by the Company inclusive of securities issuable on the exercise of the over-allotment option described in the Registration Statement (the "Over-allotment Option");

   b. 1,150,000 redeemable common stock purchase warrants (the "Warrants") each Warrant entitling the holder to purchase one common share of the Company at a price of (US)$6.00 per share subject to adjustment during the four year period commencing on the date of the prospectus contained in the Registration Statement (the "Prospectus"), redeemable at (US)$0.10 per Warrant not before one year from the date of the final Prospectus under certain conditions all as more particularly described in the Warrants inclusive of securities issuable on exercise of the Over-allotment Option;

TMCA+
TORKIN MANES COHEN & ARBUS
--------------------------
BARRISTERS & SOLICITORS                                                Page 2


   c. 1,150,000 common shares in the capital of the Company reserved for issuance upon exercise of the Warrants inclusive of securities issuable on exercise of the Over-allotment Option;

   d. An Underwriters' Warrant exercisable for 100,000 common shares in the capital of the Company, with no par value and 100,000 Warrants (the "Underwriters' Warrant");

   e. 100,000 shares in the capital of the Company with no par value underlying the Underwriters' Warrant;

   f. 100,000 Warrants underlying the Underwriters' Warrant; and

   g. 100,000 common shares in the capital of the Company reserved for issuance upon the exercise of the Warrants underlying the Underwriters' Warrant issuable to the underwriters who will participate in the proposed public offering (the "Underwriters").

In rendering this opinion, we have examined a copy of the Registration Statement, coupled with the Articles of Incorporation, By-laws of the Company, as amended, minutes and resolutions of the board of directors, of the Company and such other documents as we have deemed relevant and necessary as a basis for this opinion.

In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to our opinion expressed in paragraph (1) below, we have relied solely upon a Certificate of Status issued by the Ministry of Consumer and Commercial Relations of the Province of Ontario dated June 10, 1998 as to the existence of the Company. Capitalised terms used in the context of the opinion not otherwise herein defined, shall have the same meaning ascribed thereto within the Registration Statement.

We are qualified to practise law only in the Province of Ontario, Canada and accordingly express no opinion as to the laws of any other jurisdiction other than the federal laws of Canada applicable in said Province.

Based upon the foregoing, we are of the opinion that:

(1) The Company is a corporation duly organized and validly subsisting under the laws of the Province of Ontario with corporate power to conduct the business which it conducts as described in the Registration Statement;

TMCA+
TORKIN MANES COHEN & ARBUS
--------------------------
BARRISTERS & SOLICITORS                                                Page 2


(2) Under the laws of the Province of Ontario, shareholders of the Company are not personally liable for debts of the Company arising solely from their ownership of the common shares in the capital of the Company; and

(3) The Company Stock and Warrants, and the common shares in the capital of the Company issuable upon exercise of the Warrants have been duly and validly authorized for issuance by the Company, and when issued, delivered and paid for, by purchasers thereof, such securities will be fully paid and non-assessable and conform to the description contained in the section "Description of Securities" in the Registration Statement.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the section entitled "Legal Matters" in the Registration Statement.

Yours truly,

/s/ Torkin Manes Cohen & Arbus